RATIFICATION OF SURETY AGREEMENT

THIS RATIFICATION OF SURETY AGREEMENT is given as of this      day of July, 2006, by RB Management, Inc., RB Distribution, Inc. RB Mark, Inc., RB Vest, Inc., Motor Power Industries, Inc., Allparts, Inc., and Dorman Products Distribution Ltd. (collectively the “Sureties” and individually the “Surety”) to and in favor of WACHOVIA BANK, NATIONAL ASSOCIATION (formerly First Union National Bank) for itself and as Agent for the Banks ( the “Creditor”).

Each Surety, intending to be legally bound hereby, (a) confirms and ratifies that certain Surety Agreement dated as of July      , 2006 given to the Creditor, in order to induce the Creditor to extend credit to Dorman Products, Inc., (b) confirms that the Surety Agreement is in full force and effect and enforceable against it in accordance with its terms, and (c) confirms that the Obligations (as defined in the Credit Agreement) include without limitation the Seventh Amended and Restated Revolving Credit Note being executed and delivered to the Creditor on or about the date hereof.

Capitalized terms used herein not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement referenced in the Surety Agreement.

EXECUTED by a duly authorized officer on the date first above written.

Attest: (SEAL)	RB MANAGEMENT, INC.

By:	By:

Name: Thomas J. Knoblauch Title: Assistant Secretary	Name: Richard Berman Title: President

Attest: (SEAL)	RB DISTRIBUTION, INC.

By:	By:

Name: Thomas J. Knoblauch Title: Assistant Secretary	Name: Richard Berman Title: President

Attest: (SEAL)	RB MARK, INC.

By:	By:

Name: Thomas J. Knoblauch Title: Assistant Secretary	Name: Richard Berman Title: President

Attest: (SEAL)	RB VEST, INC.

By:	By:

Name: Thomas J. Knoblauch Title: Assistant Secretary	Name: Richard Berman Title: President

Attest: (SEAL)	MOTOR POWER INDUSTRIES, INC.

By:	By:

Name: Thomas J. Knoblauch Title: Assistant Secretary	Name: Richard Berman Title: President

Attest: (SEAL)	ALLPARTS, INC.

By:	By:

Name: Thomas J. Knoblauch Title: Assistant Secretary	Name: Richard Berman Title: President

Attest:	(SEAL)	DORMAN PRODUCTS DISTRIBUTION LTD.

By:		By:

Name: Thomas J. Knoblauch General Partner: Dorman Management, Inc.

Title: Assistant Secretary	By: Richard Berman Title: President